UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	June 7, 2006

Cleveland-Cliffs Inc
__________________________________________
(Exact name of registrant as specified in its charter)

Ohio	1-8944	34-1464672
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

1100 Superior Avenue, Cleveland, Ohio		44114-2589
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	216-694-5700

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On June 7, 2006, Cleveland-Cliffs Inc (the "Company"), filed an amendment (the "Amendment") to its Amended Articles of Incorporation with the Secretary of State for the State of Ohio. The Amendment (1) changed each issued and unissued authorized Common Share into two Common Shares, (2) proportionately increased the authorized number of Common Shares from 56,000,000 to 112,000,000 shares, and (3) decreased the par value of the issued and unissued Common Shares from $0.50 per share to $0.25 per share. Attached hereto as Exhibit 3(a) is the text of the Amendment. The Company’s Board of Directors approved the Amendment on May 9, 2006. The Amendment will become effective on June 15, 2006.

This description of the Amendment is not complete and is qualified by reference to the full text of the Amendment, which is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

3(a) Amendment No. 2 to Cleveland-Cliffs Inc Amended Articles of Incorporation, dated June 7, 2006

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Cleveland-Cliffs Inc

June 9, 2006	By:	George W. Hawk, Jr.

Name: George W. Hawk, Jr.
Title: General Counsel and Secretary

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Exhibit Index

Exhibit No.	Description

3.(a)	Amendment No. 2 to Cleveland-Cliffs Inc Amended Articles of Incorporation, dated June 7, 2006